Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-214211) and Form S-8 (Nos. 333-38858, 333-67297, 333-143366, 333-188788 and 333-204478) of AXT, Inc. of our reports dated March 9, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2017, which appear in this Form 10-K.

/s/ BPM LLP

San Jose, California

March 9, 2018